EXHIBIT 10.15

LICENSE AGREEMENT, SETTLEMENT, AND MUTUAL RELEASE

This License Agreement, Settlement, and Mutual Release (hereinafter “Agreement”) is made and entered into, effective as of April l, 2002 (“Effective Date”), by AlphaSmart, Inc., a corporation organized under the laws of the State of California, and Douglas J. Kelly (“Kelly”), an individual and named inventor of [*]. AlphaSmart and Kelly are collectively referred to herein as the “Settling Parties” and each individually as a “Settling Party.”

RECITALS

WHEREAS, the Settling Parties previously entered into an Assignment and Royalty Agreement dated July 27, 1995 and an Amendment to Assignment and Royalty Agreement dated December 15, 1998, pursuant to which AlphaSmart became assignee of [*];

WHEREAS, [*] (“Kelly Patent”);

WHEREAS, the Settling Parties now wish to enter into this Agreement, in full satisfaction and accord of the Assignment and Royalty Agreement dated July 27, 1995 and Amendment to Assignment and Royalty Agreement dated December 15, 1998, and thereby resolve any and all disputes arising from the Assignment and Royalty Agreement and Amendment to Assignment and Royalty Agreement amicably, without the necessity of legal action, and without admission of any liability or wrongdoing by any Settling Party.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants recited below, the Settling Parties hereby agree as follows:

AGREEMENT

1.    Assignment.    As of the Effective Date, AlphaSmart hereby reassigns the Kelly Patent back to Kelly. AlphaSmart and Kelly will execute any documents reasonably necessary to effect this reassignment.

2.    License to AlphaSmart.    As of the Effective Date, Kelly hereby grants to AlphaSmart a non-exclusive and worldwide license under the Kelly Patent, including all related patents and patent applications, reexaminations, reissues, continuations, continuations-in-part, foreign counterparts, corresponding foreign patent applications, and any other patent or application, U.S. and foreign, that claims priority in whole or in part to the Kelly Patent. This License includes the rights to make, have made, use, sell, have sold, import, and have imported any product covered thereunder or made by a process covered thereunder, and is irrevocable provided all payments are made to Kelly by AlphaSmart in accordance with the terms of this Agreement.

3.    Term of License.    The License to AlphaSmart shall be in full force and effect for a period commencing on the Effective Date of this Agreement and concluding as of [*] (the “License Term”).

4.    No Marking Requirement.    This Agreement imposes no obligation upon AlphaSmart to mark any of its products with any patent number or other identifying indicia or notices.

* This provision is the subject of a Confidential Treatment Request.

5.    Payment to Kelly.    In full consideration of the promises and mutual covenants contained herein, AlphaSmart agrees to provide Kelly with [*] options in AlphaSmart, Inc. stock, exercisable at any time at [*] per share (pursuant to a separate Stock Option Agreement attached hereto as Exhibit ”A” and executed contemporaneously), and to pay a total of [*], subject to the requirements of Paragraphs 6 and 7, in the following manner:

5.1	Upon execution of this Agreement, AlphaSmart will pay Kelly [*].

5.2	During the year ending [*], AlphaSmart will pay Kelly a total of [*].

5.3	During the year ending [*], AlphaSmart will pay Kelly a total of [*].

5.4	During the year ending [*], A1phaSmart will pay Kelly a total of [*].

5.5	During the year ending [*], AlphaSmart will pay Kelly a total of [*].

5.6	During the year ending [*], AlphaSmart will pay Kelly a total of [*].

5.7	During the year ending [*], AlphaSmart will pay Kelly a total of [*].

5.8 Payments made pursuant to Paragraph 5 shall be accorded a reasonable grace period of [*] days] from the end of each [*] to allow for mail or transit time.

6.    Most Favored Nations.    Because the License to AlphaSmart under this Agreement is non-exclusive, Kelly retains the right to license the Kelly Patent after the Effective Date to any third party on any terms without prior approval or consent front AlphaSmart, including as part of any settlement of any future litigation involving the Kelly Patent. However, in the event that Kelly chooses to license the Kelly Patent to a third party for less than [*], then Kelly shall promptly give notice to AlphaSmart in accordance with Paragraph 17, and AlphaSmart’s remaining payment obligations as of the effective date of such third party license shall be reduced by [*] that such rate falls short of [*], such that for example, if the third party license rate is [*], then as of the effective date of that third party license, AlphaSmart’s remaining payment obligations shall be reduced by [*].

7.    Validity or Enforceability of Kelly Patent.

7.1    Litigation or Arbitration Proceedings.    In the event all of the independent claims of the Kelly Patent that cover AlphaSmart’s products are found invalid or unenforceable in any future, final, appealable determination as a result of litigation or arbitration, AlphaSmart’s obligations for payments set forth in Paragraph 5 shall cease immediately upon such finding by any tribunal with authority to make such a determination, and shall not resume unless and until such finding is reversed or vacated in a decision from which no appeal can be taken. Kelly shall promptly provide notice to AlphaSmart in accordance with Paragraph 17 of any such future, final, appealable determination.

7.2    Patent Office Proceedings.    Should the Kelly Patent become subject to any re-examination or reissue proceeding, the payments under the schedule set forth in Paragraph 5 shall cease immediately upon the issuance of a final Office Action from the U.S. Patent and Trademark Office (“Patent

* This provision is the subject of a Confidential Treatment Request.

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Office”) rejecting as unpatentable all of the independent claims of the Kelly Patent that cover AlphaSmart’s products, and shall not resume unless and until such final rejection is reversed or vacated and the Patent Office formally issues or affirms issuance of the Kelly Patent. Kelly shall promptly provide notice to AlphaSmart in accordance with Paragraph 17 of any such final rejection.

7.3    Resumption of Payments.    The events described in Paragraphs 7.1 and 7.2 shall cause suspension of the payments set forth in Paragraph 5 by AlphaSmart to Kelly, but do not terminate or suspend any rights or licenses provided to either party under this Agreement. Once any finding of invalidity or unenforceability has been reversed or vacated in a decision from which no appeal can be taken (per Paragraph 7.1), or the Patent Office reverses or vacates a final rejection in a re-examination or reissue proceeding and formally issues or affirms issuance of the Kelly patent (per Paragraph 7.2), the payments to Kelly under Paragraph 5 shall resume (albeit delayed by the period of suspension) until the total amount set forth in Paragraph 5 has been paid, subject to the requirements of Paragraph 6.

7.4    No Duty To Enforce.    As of the Effective Date of this Agreement, Kelly has no affirmative duty to enforce the Kelly Patent against any third party.

8.    Mutual Releases.

8.1    Releases by Kelly.    Except for the obligations created by this Agreement, Kelly hereby forever releases and discharges AlphaSmart from any and all claims, demands, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, rights, attorney fees, and claims for relief and claims of action of every kind and nature, whether known or unknown, fixed or contingent, suspected or unsuspected, foreseen or unforeseen, that he now owns or holds, related to any matter, cause, fact, thing, act or omission whatsoever occurring prior to the Effective Date, including, without limitation, all claims and causes of action related to or in any way concerning or arising out of the Assignment and Royalty Agreement and Amendment to Assignment and Royalty Agreement.

8.2    Releases by AlphaSmart.    Except for the obligations created by this Settlement Agreement, AlphaSmart hereby forever releases and discharges Kelly from any and all claims, demands, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, rights, attorney fees, and claims for relief and causes of action of every kind and nature, whether known or unknown, fixed or contingent, suspected or unsuspected, foreseen or unforeseen, that it now owns or holds, related to any matter, cause, fact, thing, act or omission whatsoever occurring prior to the Effective Date, including, without limitation, all claims and causes of action related to or in any way concerning or arising out of the Assignment and Royalty Agreement and Amendment to Assignment and Royalty Agreement.

8.3    Waiver of California Civil Code Section 1542.    Each of the Settling Parties acknowledges that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Section 1542 of the California Civil Code and any similar statute of any other state or territory are hereby expressly waived with respect to the releases stated in this Settlement Agreement. Each of the Settling Parties acknowledges that it or its attorneys may hereafter discover facts different from or in addition to those which it or its attorneys now know or believe to be true with respect to the claims, demands, liabilities, accounts,

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reckonings, obligations, costs, expenses, liens, actions, claims, and causes of action released in this Settlement Agreement, and each of the Settling Parties agrees that the Settlement Agreement shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such different or additional facts.

9.    Successors and Assigns.    This Agreement shall be binding upon each of the Settling Parties and each of the Settling Parties’ respective agents, representatives, successors, heirs, and assigns. Kelly may assign his rights and obligations under this Agreement only in connection with an assignment of all rights to the Kelly Patent. AlphaSmart may assign its rights and obligations under this Agreement in connection with a sale of either (a) all or substantially all of the assets of AlphaSmart, or (b) a controlling interest in AlphaSmart. Any assignment not falling within the express rights to assign set forth herein shall be subject to the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld. Whether expressly authorized or subject to consent, any assignment of the rights and obligations under this Agreement shall require written notice to the other party.

10.    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of California and federal law where applicable. If any dispute arises out of or relating to this Agreement or the Stock Option Agreement, or the breach of either agreement, the Settling Parties agree first to try in good faith to resolve the dispute through negotiation, which may be conducted with or without a mediator by agreement of the Settling Parties. If the dispute is not resolved by such negotiation or mediation, either party may initiate arbitration under the Streamlined Arbitration Rules and Procedures of JAMS by providing written notice to the other party in accordance with Paragraph 17. The Settling Parties agree that any such arbitration shall proceed in Northern California and waive their rights to proceed in any other forum or jurisdiction.

11.    Entire Agreement.    This Agreement constitutes the complete and exclusive statement of the agreement between the Settling Parties, the terms and conditions of which supersede and merge all prior proposals, understandings and all other agreements, oral and written, between the Settling Parties relating to the subject of this Agreement.

12.    Waiver and Modification.    No modification of any of the terms of this Agreement will be valid unless in writing and signed by each affected Settling Party. No waiver by any Settling Party of a breach of this Agreement will be deemed a waiver by such Settling Party of any subsequent breach.

13.    Severability.    If any provision of this Agreement is judicially determined to be invalid, illegal, or otherwise unenforceable in whole or in part, that provision will be deemed severed from the remainder of this Agreement, and shall in no way affect, impair or invalidate the force and effect of any other provision of this Agreement. If any provision is deemed invalid due to its scope or breadth, the provision shall be deemed valid to the extent of the scope or breadth permitted by law.

14.    Authority and Warrants.

14.1    Each Settling Party has the right to enter into this Settlement Agreement. Also, each Settling Party represents and warrants that the individual signing below is authorized to execute this Agreement and the related Stock Option Agreement on behalf of that Settling Party and has the power to bind that Settling Party.

14.2    Each Settling Party warrants that it has the right to grant the licenses and to convey the rights provided in this Agreement, and that it has not and will not enter into any contract or arrangement with any third party that is in conflict with, inconsistent with, or in derogation of the terms of this Agreement.

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14.3 The Settling Parties represent and warrant that neither party has actual knowledge or notice of any pending or future challenge to the Kelly Patent.

15.    Rule of Construction.    This Agreement shall be deemed to have been drafted by all of the Settling Parties and, therefore, no rule of construction shall be applied against any of the Settling Parties as the drafter. This Agreement shall be interpreted and effected as a whole such that one provision will not be construed to negate or override any other provision, subject to the requirements of Paragraph 13.

16.    Consultation with Counsel.    Each of the Selling Parties acknowledges that it has had the full opportunity to consult with counsel regarding this Settlement Agreement. In executing the Settlement Agreement, each of the Selling Parties declares that it has read this Settlement Agreement and, as a result, knows and understands its contents, and comprehends and agrees to all of its term and conditions.

17.    Notices.    Any written notice or communication herein to be given or sent by either party to the other shall be deemed to have been duly given or sent for the purposes hereof when delivered in person or by overnight courier addressed to the party to receive the same at its address set forth below, or such new address that may be given by notice hereunder:

For Kelly:	For AlphaSmart:

Douglas J. Kelly	Jim Walker
12854 Mackenzie Drive	Chief Financial Officer
Tustin, California 92782-0923	AlphaSmart, Inc.
973 University Avenue
Los Gatos, California 95032

With a copy to:	With a copy to:

Michael D. Stewart, Esq.	Stephen J. Rosenman, Esq.
Sheppard, Mullin, Richter & Hampton LLP	Brobeck, Phleger & Harrison LLP
650 Town Center Drive, Fourth Floor	2000 University Avenue
Costa Mesa, California 92626	East Palo Alto, California 94303

18.    Confidentiality.    The Settling Parties agree that the terms and contents of this Agreement shall be kept confidential, except as provided herein. Neither of the Settling Parties shall disclose this Agreement or its terms or contents, or permit such information to be disclosed, to any third party (other than each party’s respective accountants, insurers, or attorneys with a need to know) except as required by law or court order or unless consented to by the other party in writing prior to disclosure to any third party. This Paragraph does not, however, prohibit any Settling Party from disclosing the fact that a license under the Kelly Patent exists, including the Most Favored Nations royalty factor of [*], but all other terms shall otherwise remain confidential. In the event a disclosure is required by law or court order, the disclosing party shall give notice to the other party as such in accordance with Paragraph 17.

19.    Counterparts.    This Agreement may be executed in counterparts and by facsimile signature, which taken together shall constitute a single document.

* This provision is the subject of a Confidential Treatment Request.

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20.    Titles.    Heading titles in this Agreement are for convenience only and should not be used to interpret this Agreement.

IN WITNESS WHEREOF, the Settling Parties have executed this Agreement by their respective duly authorized representatives.

DOUGLAS J. KELLY		ALPHASMART, INC.

By:	/S/ DOUGLAS J. KELLY	By:	/s/ JAMES M. WALKER
Dated:	7/8/02	Dated:	7/8/02

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EXHIBIT A

ALPHASMART, INC.

COMMON STOCK OPTION AGREEMENT

THIS COMMON STOCK OPTION AGREEMENT (“Stock Option Agreement”) is made as of April l, 2002 (“Effective Date”), by and between AlphaSmart, Inc., a California corporation (“AlphaSmart”), and Douglas J. Kelly, a California resident (“Kelly”).

RECITALS

A.    Pursuant to Paragraph 5 of the License Agreement, AlphaSmart agreed to grant Kelly options to purchase shares of Common Stock.

B.    The options granted under this Stock Option Agreement and the shares issuable upon exercise of such options shall not be issued under the AlphaSmart, Inc. 1998 Stock Option Plan or any other stock or option plan maintained by AlphaSmart.

C.    Unless otherwise defined herein, all capitalized terms in this Stock Option Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option.    AlphaSmart hereby grants to Kelly, as of the Grant Date, an option to purchase up to [*] shares of Common Stock at a price per share of [*] (the “Option Shares”), which shall be purchasable by Kelly from time to time during the option term specified in Paragraph 2 below.

2.    Option Term.    This option shall have a term of [*] years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 below.

3.    No Transferability.    This option shall be neither transferable nor assignable by Kelly.

4.    Dates of Exercise.    Effective as of the Grant Date, this option shall be fully vested and all of the Option Shares shall be immediately exercisable.

5.    Termination of the Option.

(a)    In the event of a Corporate Transaction, at least [*] days prior to the closing of such Corporate Transaction, AlphaSmart shall give Kelly written notice of (i) the pending consummation and the anticipated date of the closing of such Transaction, and (ii) whether this option shall be terminated or assumed in connection with such Corporate Transaction. If upon receipt of such notice Kelly elects not to exercise this option, he shall expressly and timely notify AlphaSmart of such election not to exercise in accordance with

* This provision is the subject of a Confidential Treatment Request.

Section 14 below at least [*] prior to the anticipated date of the closing of such Corporate Transaction as specified in the notice and this option shall terminate and cease to be outstanding immediately upon the closing of such Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction. If Kelly expressly elects to exercise this option, this option shall be exercised in accordance with Section 8 below. If, upon receipt of such notice from AlphaSmart, Kelly does not expressly and timely notify AlphaSmart one way or the other, Kelly shall be deemed to have elected to exercise this option in accordance with Section 8(b) below (a “Deemed Exercise”).

(b)    If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Kelly in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(c)    This Stock Option Agreement shall not in any way affect the right of AlphaSmart to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.    Adjustment in Option Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting either the outstanding Common Stock or outstanding Common Stock, as a class, without AlphaSmart’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.    Stockholder Rights.    Kelly shall not have any stockholder rights with respect to the Option Shares until Kelly shall have exercised the option, paid the Exercise Price (or exercised pursuant to Section 8(b) below) and become the record holder of the purchased shares.

8.    Manner of Exercising Options.

(a)    In order to exercise this option with respect to all or any part of the Option Shares, Kelly (or any other person or persons exercising the option) must take the following actions:

(i)    Execute and deliver to AlphaSmart a Restricted Stock Purchase Agreement for the Option Shares, for which the option is exercised; provided, however, that in the event of a Deemed Exercise, Section 8(b)(ii) below shall apply.

(ii)    Pay the aggregate Exercise Price for the purchased shares by cash or check made payable to AlphaSmart or exercise in accordance with Section 8(b) below. Except in the event of exercise in accordance with Section 8(b) below, payment of the Exercise Price must accompany the Restricted Stock Purchase Agreement delivered to AlphaSmart in connection with the option exercise.

(iii)    Furnish to AlphaSmart appropriate documentation that the person or persons exercising the option (if other than Kelly) have the right to exercise this option.

* This provision is the subject of a Confidential Treatment Request.

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(iv)    Execute and deliver to AlphaSmart such written representations as may be requested by AlphaSmart in order for it to comply with the applicable requirements of Federal and state securities laws.

(v)    Make appropriate arrangements with AlphaSmart (or Parent or Subsidiary) for the satisfaction of all applicable Federal, state and local income tax withholding requirements applicable to the option exercise.

(b)    At his election, Kelly may also exercise this option in the manner described in this Section 8(b); provided, however, that in the event of a Deemed Exercise, the following will automatically apply to any such Deemed Exercise:

(i)    In the event of a Deemed Exercise (in which case no delivery of notice by Kelly is required hereunder) or in lieu of exercising this option in the manner otherwise provided above in Section 8(a) above, Kelly may, by delivery at the principal office of AlphaSmart of a notice of exercise stating such election, elect to receive, without the payment by Kelly of any additional consideration, a number of shares computed using the following formula:

X=	Y(A–B) A

Where:	X = The number of shares to be issued to Kelly.

Y = The number of shares in respect of which the net exercise election is made (as of the date such notice is delivered).

A = The fair market value of one share (as of the date such notice is delivered, or in the case of a Deemed Exercise, one day prior to the anticipated closing date of the Corporate Transaction as specified by AlphaSmart in its notice to Kelly regarding the Corporate Transaction).

B = The Exercise Price (as adjusted to the date such notice is delivered or the date of the Deemed Exercise).

For purposes of this Section 8(b), the fair market value of a share shall be determined as follows: (x) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the [*] day period ending [*] days prior to the net exercise election; (y) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the [*] period ending [*] prior to the net exercise; and (z) if there is no active public market, the fair market value shall be the price per share which (A) AlphaSmart could obtain from a willing buyer for AlphaSmart’s common stock, sold by AlphaSmart from authorized but unissued shares, as (B) such price shall be determined in good faith by the Board to be the fair market value to AlphaSmart of such shares; provided, that, if the option is being exercised upon the closing of an initial public offering, the value will be the initial “Price to Public” of one share of the stock offered as specified in the final prospectus with respect to such offering.

* This provision is the subject of a Confidential Treatment Request.

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(ii)    Kelly agrees that in the event of a Deemed Exercise, Kelly shall automatically be bound by all of the terms and conditions of the Restricted Stock Purchase Agreement. At the request of AlphaSmart or its representatives, Kelly shall promptly take any and all actions necessary to evidence the intent of the foregoing, including, without limitation, execution of the Restricted Stock Purchase Agreement.

(c)    As soon as practical after the Exercise Date, AlphaSmart shall issue to or on behalf of Kelly (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(d)    In no event may this option be exercised for any fractional shares.

9.    Compliance with Laws and Regulations.    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by AlphaSmart and Kelly with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

10.    Representations and Warranties of Kelly.    Kelly hereby represents, warrants and covenants to AlphaSmart with respect to the options granted hereunder that:

(a)    Authorization.    Kelly has full power and authority to enter into this Stock Option Agreement, and this Stock Option Agreement constitutes the valid and legally binding obligation, of Kelly enforceable in accordance with its terms.

(b)    Purchase Entirely for Own Account.    Kelly acknowledges that AlphaSmart enters this Stock Option Agreement in reliance upon Kelly’s representation to AlphaSmart, which by Kelly’s execution of this Stock Option Agreement Kelly hereby confirms, that the options received by Kelly and the Common Stock issuable upon exercise thereof (collectively, the “Securities”) will be acquired for investment for Kelly’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Kelly has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Stock Option Agreement, Kelly further represents that Kelly does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c)    Disclosure of Information.    Kelly believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the Securities. Kelly further represents that he has had an opportunity to ask questions and receive answers from AlphaSmart regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of AlphaSmart.

(d)    Investment Experience.    Kelly is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

(e)    Accredited Investor.    Kelly is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

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(f)    Tax Advisors.    Kelly has reviewed with his own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Stock Option Agreement. Kelly is relying solely on such advisors and not on any statements or representations of AlphaSmart or any of its agents and understands that Kelly (and not AlphaSmart) shall be responsible for Kelly’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Stock Option Agreement.

(g)    Legal Counsel.    Kelly acknowledges that Kelly has had the opportunity to review this Stock Option Agreement, and the transactions contemplated by this Stock Option Agreement with Kelly’s own legal counsel. Kelly is relying solely on Kelly’s legal counsel and not on any statements or representations of AlphaSmart or any of AlphaSmart’s agents, including Brobeck Phleger & Harrison LLP, for legal advice with respect to this investment or the transactions contemplated by this Stock Option Agreement. Notwithstanding the foregoing, Kelly shall be entitled to rely upon the express representations and warranties of AlphaSmart herein and in the License Agreement. Furthermore, A1phaSmart represents and warrants that the documents provided to Kelly in connection with the License Agreement and this Stock Option Agreement pursuant to the terms of the Non-Disclosure Agreement between AlphaSmart and Kelly dated June      , 2002 are true, accurate and complete copies of the documents they purport to be.

11.    Representations and Warranties of AlphaSmart.    AlphaSmart hereby represents, warrants and covenants to Kelly that:

(a)    Authorization.    AlphaSmart has full corporate power and authority to enter into this Stock Option Agreement, and this Stock Option Agreement constitutes the valid and legally binding obligation, of AlphaSmart enforceable in accordance with its terms.

(b)    Reservation of Shares.    AlphaSmart has duly reserved for issuance the number of authorized but unissued shares adequate to fulfill its obligations hereunder. Up to and through the earlier of (i) Kelly’s exercise of this option or (ii) the Expiration Date, AlphaSmart shall take such action as may be necessary to maintain at all times an adequate number of shares reserved for issuance to fulfill its obligations hereunder.

12.    Restrictive Legends.

(a)    NEITHER THIS OPTION NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS OPTION NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALPHASMART THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)    NEITHER THIS OPTION NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN ALPHASMART AND THE REGISTERED HOLDER OF THIS OPTION (OR THE PREDECESSOR IN INTEREST TO THE OPTION). ALPHASMART WILL

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UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(c)    California Securities Law.    THE OFFERING OF THE SECURITIES THAT ARE THE SUBJECT OF THIS OPTION HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE OFFERING OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE ISSUANCE IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS STOCK OPTION AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE OFFERING IS SO EXEMPT.

13.    Successors and Assigns.    Except to the extent otherwise provided in Paragraph 5 above, the provisions of this Stock Option Agreement shall inure to the benefit of, and be binding upon, AlphaSmart and its successors and assigns and Kelly, Kelly’s permitted assigns and the legal representatives, heirs and legatees of Kelly’s estate.

14.    Notices.    Any notice required to be given or delivered to AlphaSmart under the terms of this Stock Option Agreement shall be in writing and addressed to AlphaSmart at its principal corporate offices. Any notice required to be given or delivered to Kelly shall be in writing and addressed to Kelly at the address indicated on the signature page hereto. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail or overnight courier, postage prepaid and properly addressed to the party to be notified.

15.    Counterparts.    This Stock Option Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

16.    Amendments and Waivers.    This Stock Option Agreement shall not be amended nor any Section hereof waived by AlphaSmart in the absence of approval of such amendment or waiver by a majority of AlphaSmart’s Board.

17.    Arbitration.    Any controversy between the parties hereto involving any claim arising out of or relating to this Stock Option Agreement shall be resolved in accordance with Paragraph 10 of the License Agreement.

18.    Governing Law.    The interpretation, performance and enforcement of this Stock Option Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement.

ALPHASMART, INC.:

Date:	7/8/02

By:	/s/ JAMES M. WALKER
Name:	James M. Walker
Title:	VP, CFO
Address:	973 University Avenue
Los Gatos, CA 95032

DOUGLAS J. KELLY:

Date:	7/8/02

By:	/s/ DOUGLAS J. KELLY
Address:	12854 Mackenzie Drive
Tustin, CA 92782

APPENDIX

The following definitions shall be in effect under the Stock Option Agreement:

A.    Board shall mean AlphaSmart’s Board of Directors.

B.    Common Stock shall mean AlphaSmart’s common stock.

C.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which AlphaSmart is a party:

a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of AlphaSmart’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of AlphaSmart’s assets in complete liquidation or dissolution of AlphaSmart.

D.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 8 of the Stock Option Agreement.

E.    Exercise Price shall mean [*] (as adjusted for stock splits, stock dividends, combinations and other recapitalizations).

F.    Expiration Date shall mean [*].

G.    Grant Date shall mean April 1, 2002.

H.    License Agreement shall mean the License Agreement, Settlement and Mutual Release effective as of April 1, 2002 by and between Kelly and AlphaSmart.

I.     Option Shares shall mean the [*] shares of Common Stock subject to the option.

J.     Parent shall mean any corporation (other than AlphaSmart) in an unbroken chain of corporations ending with AlphaSmart, provided each corporation in the unbroken chain (other than AlphaSmart) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

K.    Restricted Stock Purchase Agreement shall mean the restricted stock purchase agreement in substantially the form of Exhibit B hereto.

L.    Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

* This provision is the subject of a Confidential Treatment Request.

M.    Subsidiary. shall mean any corporation (other than AlphaSmart) in an unbroken chain of corporations beginning with AlphaSmart, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2

EXHIBIT B

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (“Purchase Agreement”) is made as of this              day of             , 200_, by and between AlphaSmart, Inc., a California corporation (“AlphaSmart”), and Douglas J. Kelly, a California resident (“Kelly”).

WHEREAS, pursuant to that certain option granted by AlphaSmart to Kelly under the Common Stock Option Agreement (the “Option Agreement”) by and between AlphaSmart and Kelly, dated as of April 1, 2002, to purchase up to [*] shares of Common Stock (the “Shares”) at the exercise price of [*] per share (the “Exercise Price”).

NOW, THEREFORE, in consideration of the promises of the parties set forth in this Purchase Agreement, the parties hereby agree as follows:

I.    PURCHASE OF SHARES

1.1    Purchase.    Kelly hereby purchases, and AlphaSmart hereby sells to Kelly,                                   (            ) of the Shares.

1.2    Payment.    Prior to or concurrently with the execution of this Purchase Agreement, Kelly has delivered the aggregate Purchase Price payable for the Shares.

II.    REPRESENTATIONS AND WARRANTIES OF KELLY

Kelly hereby represents, warrants and covenants to AlphaSmart with respect to Kelly’s purchase of the Shares that:

2.1    Authorization.    Kelly has full power and authority to enter into this Purchase Agreement, and this Purchase Agreement constitutes the valid and legally binding obligation of Kelly enforceable in accordance with its terms.

2.2    Purchase Entirely for Own Account.    Kelly acknowledges that AlphaSmart enters this Purchase Agreement in reliance upon Kelly’s representation to AlphaSmart, which by Kelly’s execution of this Purchase Agreement Kelly hereby confirms that, except in compliance with the applicable state and federal securities laws, the Shares to be received by Kelly and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for Kelly’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Kelly has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Purchase Agreement, Kelly further represents that Kelly does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

* This provision is the subject of a Confidential Treatment Request.

2.3    Disclosure of Information.    Kelly believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. Kelly further represents that he has had an opportunity to ask questions and receive answers from AlphaSmart regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of AlphaSmart.

2.4    Investment Experience.    Kelly is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

2.5    Accredited Investor.    Kelly is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

2.6    Tax Advisors.    Kelly has reviewed with Kelly’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Purchase Agreement. Kelly is relying solely on such advisors and not on any statements or representations of AlphaSmart or any of its agents and understands that Kelly (and not AlphaSmart) shall be responsible for Kelly’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Purchase Agreement.

2.7    Legal Counsel.    Kelly acknowledges that he has had the opportunity to review this Purchase Agreement, and the transactions contemplated by this Purchase Agreement with his own legal counsel. Kelly is relying solely on Kelly’s legal counsel and not on any statements or representations of AlphaSmart or any of AlphaSmart’s agents, including Brobeck, Phleger & Harrison LLP, for legal advice with respect to this investment or the transactions contemplated by this Purchase Agreement. Notwithstanding the foregoing, Kelly shall be entitled to rely upon the express representations and warranties of AlphaSmart herein and in the Option Agreement.

III.    SECURITIES LAW COMPLIANCE

3.1    Restricted Securities.    Kelly acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”) or unless an exemption from such registration is available. Kelly is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about AlphaSmart, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market-maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Accordingly, Kelly hereby acknowledges that Kelly is prepared to hold the Shares for an indefinite period and that Kelly is aware that Rule 144 may not be available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

3.2    Limitations on Disposition of Shares.    Subject to the terms of this Purchase Agreement, Kelly hereby agrees that Kelly shall make no disposition of the Shares (other than a permitted transfer under Paragraph 4.1) unless and until there is compliance with all of the following requirements:

(a)    Kelly shall have notified AlphaSmart of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b)    Kelly shall have complied with all requirements of this Purchase Agreement applicable to the disposition of the Shares;

(c)    In connection with any sale under Rule 144, Kelly shall have provided AlphaSmart with assurances (including, without limitation, copies of applicable broker’s and seller’s representation letters and a Notice on Form 144, or, with respect to a sale under 144(k), a standard form stockholder representation letter), in form and substance satisfactory to AlphaSmart, necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144); and

(d)    Kelly shall have provided AlphaSmart with written assurances, in form and substance satisfactory to AlphaSmart that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares.

AlphaSmart shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Article III nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Purchase Agreement.

3.3    Restrictive Legends.    In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (2) A ‘NO ACTION’ LETTER OF THE SEC WITH RESPECT TO SUCH SALE OR OFFER, OR (3) SATISFACTORY ASSURANCES TO ALPHASMART THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

(b)    “ALL OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE RESTRICTED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS A FIRST REFUSAL RIGHT TO ALPHASMART (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF ALPHASMART’S SHARES. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

IV.    FURTHER RESTRICTIONS ON TRANSFER

4.1    Restrictions on Transfer.

(a)    The Shares shall not be transferred, assigned, encumbered or otherwise made the subject of disposition by Kelly in contravention of Paragraph 3.2 or AlphaSmart’s First Refusal Right under Article V or as otherwise limited herein except that Kelly may transfer the Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer is by gift, will or intestate succession of any such partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or to a family trust; provided and only if such transferee furnishes Kelly and AlphaSmart with a written agreement to be bound by the terms of this Purchase Agreement.

(b)    Each person (other than AlphaSmart) to whom the Shares are transferred by means of one of the permitted transfers specified in Paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to AlphaSmart that such person is bound by the provisions of this Purchase Agreement and that the transferred Shares are subject to (i) AlphaSmart’s First Refusal Right pursuant to Article V hereunder and (ii) the market stand-off provisions of Paragraph 4.2, to the same extent such Shares would be so subject if retained by Kelly.

(c)    Any and all subsequent holders of the Securities who derive their chain of ownership through a permitted transfer from Kelly in accordance with this Paragraph 4.1 shall be bound by the terms of this Purchase Agreement.

4.2    Market Stand-Off.    (a) In connection with the first underwritten public offering by AlphaSmart of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Kelly shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of AlphaSmart or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by AlphaSmart or such underwriters; provided, however, that in no event shall such period exceed one hundred eighty (180) days.

(a)    In the event of any stock dividend, stock split, recapitalization or other change affecting AlphaSmart’s outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Paragraph 4.2, to the same extent the Shares are at such time covered by such provisions.

(b)    In order to enforce the limitations of this Paragraph 4.2, AlphaSmart may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

V.    COMPANY RIGHT OF FIRST REFUSAL

5.1    Company Right of First Refusal.    Subject to the terms and conditions specified in this Article V, each time Kelly proposes to sell any of the Shares (the “Offered Shares”), Kelly shall first make an offering of such Offered Shares to AlphaSmart in accordance with this Article V (the “First Refusal Right”).

5.2    Notice of Intended Disposition.    Kelly shall deliver a notice (a “Notice”) to AlphaSmart stating (i) its bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares.

5.3    Exercise of Right.    Within twenty (20) days after receipt of the Notice, AlphaSmart may elect by written notice to purchase or obtain, at the price and on the terms specified in the Notice, the number of Offered Shares as specified in the Notice.

5.4    Non-Exercise of Right.    If AlphaSmart does not elect to purchase all of the Offered Shares, Kelly may, during the [*] day period following the expiration of the period provided in Paragraph 5.3 hereof, offer the remaining unsubscribed portion of such Offered Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If Kelly does not enter into an agreement for the sale of the Offered Shares within such period, or if such agreement is not consummated within [*] of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to AlphaSmart in accordance herewith.

5.5    Assignment.    AlphaSmart may assign its First Refusal Right under Article V to any person or entity selected by AlphaSmart’s Board of Directors, including (without limitation) one or more stockholders of AlphaSmart.

5.6    Notices.    Any notice required in connection with (i) the First Refusal Right or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Purchase Agreement or at such other address as such party may designate by [*] advance written notice under this Paragraph 5.6 to all other parties to this Purchase Agreement.

5.7    No Waiver.    The failure of AlphaSmart (or its assignee) in any instance to exercise the First Refusal Right granted under this Article V shall not constitute a waiver of any other repurchase right and/or right of first refusal that may subsequently arise under the provisions of this Purchase Agreement or any other agreement between AlphaSmart and Kelly.

5.8    Cancellation of Shares.    If AlphaSmart (or its assignees) shall make available, at the time and place and in the amount and form provided in this Purchase Agreement, the consideration for the Offered Shares to be repurchased in accordance with the provisions of this Section 5, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Purchase Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and AlphaSmart (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Purchase Agreement.

5.9    Termination of First Refusal Right.    The First Refusal Right shall automatically terminate upon the occurrence of (i) a Corporate Transaction as defined in the Option Agreement, or (ii) a firm commitment underwritten initial public offering by AlphaSmart.

* This provision is the subject of a Confidential Treatment Request.

VI.    MISCELLANEOUS PROVISIONS

6.1    Kelly Undertaking.    Kelly hereby agrees to take whatever additional action and execute whatever additional documents AlphaSmart may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Kelly or the Shares pursuant to the express provision of this Purchase Agreement.

6.2    Entire Contract.    This Purchase Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

6.3    Governing Law.    This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

6.4    Counterparts.    This Purchase Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.5    Successors and Assigns.    The provisions of this Purchase Agreement shall inure to the benefit of, and be binding upon, AlphaSmart and its successors and assigns and Kelly and Kelly’s legal representatives, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Purchase Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.6    Amendment and Waiver.    This Purchase Agreement shall not be amended nor any Section hereof waived by AlphaSmart in the absence of a writing executed by AlphaSmart. No waiver of any breach or condition of this Purchase Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different matters.

6.7    Arbitration.    Any controversy between the parties hereto involving any claim arising out of or relating to this Purchase Agreement shall be resolved in accordance with Paragraph 10 of the License Agreement, Settlement and Mutual Release.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement on the day and year first indicated above.

ALPHASMART, INC.:

By:
Name:
Title:

DOUGLAS J. KELLY: